EXHIBIT 13.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 20-F of Atlassian Corporation Plc (the “Company”) for the fiscal year ended June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Cannon-Brookes, do certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ATLASSIAN CORPORATION PLC

Date: August 19, 2022	By:	/s/ Michael Cannon-Brookes
		Name:	Michael Cannon-Brookes
		Title:	Co-Chief Executive Officer (Co-Principal Executive Officer)

This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.